INVESCO INTERNATIONAL FUNDS, INC.

                                   ARTICLES SUPPLEMENTARY


     INVESCO International Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The number of authorized shares of stock of the Company is hereby increased to two billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of twenty million dollars ($20,000,000).

     SECOND: Under a power contained in the charter of the Company (the "Charter"), the Board of Directors of the Company (the "Board of Directors"), by resolution duly adopted at a meeting called and held on May 10, 2002, reclassified and designated shares (the "Shares") of Common Stock (as defined in the Charter) as shares of INVESCO Global Growth Fund with the following classes in the amounts set forth beside each class:

INVESCO Global Growth Fund - Class A                                 200,000,000
INVESCO Global Growth Fund - Class B                                 200,000,000
INVESCO Global Growth Fund - Class C                                 200,000,000


     THIRD: The total number of shares of stock of the Company immediately prior to the increase and reclassification of shares described herein was one billion five hundred million (1,500,000,000) shares, $.01 par value per share, having an aggregate par value of fifteen million dollars ($15,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO European Fund - Investor Class                               200,000,000
INVESCO European Fund - Class A                                      100,000,000
INVESCO European Fund - Class B                                      100,000,000
INVESCO European Fund - Class C                                      100,000,000
INVESCO European Fund - Class K                                      100,000,000

INVESCO International Blue Chip Value Fund - Investor                100,000,000
Class
INVESCO International Blue Chip Value Fund - Class A                 100,000,000
INVESCO International Blue Chip Value Fund - Class B                 100,000,000
INVESCO International Blue Chip Value Fund - Class C                 100,000,000

     FOURTH: The total number of shares of stock which the Company has authority to issue pursuant to the increase and reclassification of shares described herein is two billion (2,000,000,000) shares, $.01 par value per share, having an aggregate par value of twenty million dollars ($20,000,000), consisting of the following classes, with the number of authorized shares set forth beside each class:

INVESCO European Fund - Investor Class                               200,000,000
INVESCO European Fund - Class A                                      100,000,000
INVESCO European Fund - Class B                                      100,000,000
INVESCO European Fund - Class C                                      100,000,000
INVESCO European Fund - Class K                                      100,000,000

INVESCO Global Growth Fund - Class A                                 200,000,000
INVESCO Global Growth Fund - Class B                                 200,000,000
INVESCO Global Growth Fund - Class C                                 200,000,000

INVESCO International Blue Chip Value Fund - Investor Class          100,000,000
INVESCO International Blue Chip Value Fund - Class A                 100,000,000
INVESCO International Blue Chip Value Fund - Class B                 100,000,000
INVESCO International Blue Chip Value Fund - Class C                 100,000,000

     FIFTH: The Company is registered as an open-end company under the Investment Company Act of 1940.

     SIXTH: The total number of shares of capital stock that the Company has authority to issue has been increased by the Board of Directors of the Company in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SEVENTH: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Company and further, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by the officers below on this 17th day of October, 2002.


ATTEST:                             INVESCO INTERNATIONAL FUNDS, INC.



/s/Glen A. Payne
-----------------                   By:/s/Raymond R. Cunningham
Glen A. Payne                          ------------------------
Secretary                              Raymond R. Cunningham
                                       Vice President